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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To eSoft, Inc.

As independent auditors and accountants, we hereby consent to the incorporation of our auditors' report dated February 4, 1999 for the years ended December 31, 1998 and 1997, included in this Form S-4.


/s/ BALUKOFF, LINDSTROM & CO., P.A.


Boise, Idaho
March 17, 1999

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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


eSoft, Inc.
Boulder, Colorado


We hereby consent to the use in the Proxy Statement - Prospectus, constituting a part of this Registration Statement, of our report dated January 29, 1999, relating to the financial statements of eSoft, Inc. for the years ended December 31, 1998 and 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                         /s/ BDO SEIDMAN, LLP


Denver, Colorado
March 18, 1999